UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 11, 2005

XYBERNAUT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-15086 (Commission File Number)	54-1799851 (I.R.S. Employer Identification Number)

12701 FAIR LAKES CIRCLE, FAIRFAX, VIRGINIA, 22033
(Address of Principal Executive Offices) (Zip Code)

(703) 631-6925
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On May 11, 2005, Xybernaut Corporation (the “Company”) received notice from The Nasdaq Stock Market (“Nasdaq”) that the Company’s securities would be delisted from the Nasdaq SmallCap Market effective with the open of business on Friday, May 13, 2005. Despite the notice, the Company understands that the delisting from the Nasdaq SmallCap Market was effective with the open of business on Thursday, May 12, 2005.

As previously disclosed, the Company received notices from Nasdaq of its intent to delist the Company’s securities because (i) the Company’s stock price has closed below the minimum $1.00 per share requirement for the stock’s continued listing under Market Place Rule 4310(c)(4), (ii) the Company failed to file its Annual Report on Form 10-K with Nasdaq and the U.S. Securities and Exchange Commission pursuant to Market Place Rule 4310(c)(14) and (iii) Nasdaq has public interest concerns under Market Place Rules 4300 and 4330(a)(3). The Company requested an oral hearing before the Nasdaq Listing Qualifications Panel (the “Panel”) to review Nasdaq’s determination.

The hearing before the Panel was held on May 5, 2005. The Panel determined that the continued listing of the Company’s common stock on the Nasdaq SmallCap Market would not serve Nasdaq’s goals of preserving and strengthening the quality of and public confidence in its market, in addition to the Company not being in a position to provide appropriate disclosure to the investing public within a reasonable period of time, noting the following:

•	The lack of reliable financial data available to the public about the Company extends back to the fiscal year ended December 31, 2002;

•	The Company cannot predict the amount of time it will take to provide reliable historical or current financial information;

•	The Company needs to continue to pursue and hire new auditors;

•	The Board of Directors and senior management staff needs to be rebuilt; and

•	The Company’s cash resources are scarce for these rebuilding efforts.

The Company does not presently intend to appeal the decision to delist its securities.

The Company’s securities are quoted on the Pink Sheets under the symbol “XYBR” and may be accessed under that symbol or “XYBR.PK,” depending on the financial site accessed for quotations. The Company cannot provide assurance that its securities will continue to be quoted on the Pink Sheets or in any other market or quotation service. Additional information about the Pink Sheets LLC may be found at www.pinksheets.com.

ITEM 8.01 OTHER EVENTS

The Company confirmed that it continues to face a severe liquidity crisis and possible insolvency, and as a result, the Company has retained Alfred F. Fasola, a consultant with extensive financial and management restructuring expertise to advise the Company with respect to reducing costs, conserving cash, restructuring and other alternatives to attempt to maximize shareholder value. There can be no assurance that the Company’s restructuring efforts will be successful.

Currently, the Company has not engaged a new accounting firm to perform auditing services; however, the Audit Committee is considering engaging a new accounting firm to perform auditing services. In the event the Company engages a new accounting firm, the Company intends to instruct such new accounting firm to perform audits of the Company’s Annual Reports on Form 10-K for the years ended December 31, 2002, 2003 and 2004 and perform reviews, in accordance with applicable accounting standards, of the interim periods for the quarters ended March 31, 2003, June 30, 2003, September 30, 2003, March 31, 2004, June 30, 2004, September 30, 2004 and March 31, 2005. Upon the conclusion of such audits and reviews, the Company would file, as may be required, any amended Form 10-K and Form 10-Q, and its Annual Report on Form 10-K for the year ended December 31, 2004 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, which have not been filed. At this time, the Company cannot provide assurance that it will engage a new accounting firm, and if so, when such filings will be made.

As a result of the foregoing, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 could not be filed by the prescribed due date without unreasonable effort or expense.

On May 12, 2005, the Company issued a press release relating to, among other things, certain information contained in items 3.01 and 8.01 of this Form 8-K, a copy of which is filed as Exhibit 99.1 to this Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1 Press Release of the Company, dated May 12, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYBERNAUT CORPORATION
By:	/s/ Bruce C. Hayden
Bruce C. Hayden
Senior Vice President and Chief Financial Officer

Dated: May 12, 2005